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                                                               EXHIBIT 99.1

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii)     the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

Dated: December 15, 2003

THE TRAVELERS INDEMNITY COMPANY

By: /s/ Daniel W. Jackson
    -----------------------------
Name: Daniel W. Jackson
Title:  Assistant Secretary

TRAVELERS PROPERTY CASUALTY CORP.

By: /s/ Daniel W. Jackson
    -----------------------------
Name: Daniel W. Jackson
Title:  Assistant Secretary

TRAVELERS INSURANCE GROUP HOLDINGS INC.

By: /s/ Daniel W. Jackson
    -----------------------------
Name: Daniel W. Jackson
Title:  Assistant Secretary


CITIGROUP ALTERNATIVE INVESTMENTS LLC

By: /s/ Millie Kim
-----------------------------
Name: Millie Kim
Title:  Assistant Secretary


CITIGROUP INVESTMENTS INC.

By: /s/ Millie Kim
-----------------------------

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Name: Millie Kim
Title:  Assistant Secretary


THE TRAVELERS INSURANCE COMPANY

By: /s/ Serena D. Moe
    -----------------------------
Name: Serena D. Moe
Title:  Assistant Secretary

CIITGROUP INSURANCE HOLDING CORPORATION

By: /s/ Serena D. Moe
    -----------------------------
Name: Serena D. Moe
Title:  Assistant Secretary


ASSOCIATED MADISON COMPANIES, INC.

By: /s/ Serena D. Moe
    -----------------------------
Name: Serena D. Moe
Title:  Assistant Secretary

CITIGROUP INC.

By: /s/ Serena D. Moe
    -----------------------------
Name: Serena D. Moe
Title:  Assistant Secretary